UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 3, 2005

Alliant Techsystems Inc.

(Exact name of Registrant as Specified in Its Charter)

Commission file number 1-10582

Delaware	41-1672694
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5050 Lincoln Drive Edina, Minnesota	55436-1097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Annual Cash Bonus Payments

On May 3, 2005, the Personnel and Compensation Committee of the Board of Directors of Alliant Techsystems Inc. (“ATK”) authorized the payment of annual bonus awards to ATK’s executive officers for the fiscal year ended March 31, 2005 (“fiscal 2005”) under ATK’s Management Compensation Plan.

The following table sets forth the cash bonus amounts for fiscal 2005 for the executive officers who will be included as the Named Executive Officers in ATK’s 2005 proxy statement.

Name	Title	Bonus

Daniel J. Murphy	Chairman of the Board and Chief Executive Officer	$1,000,000
Nicholas G. Vlahakis	Executive Vice President and Chief Operating Officer	$540,800
Eric S. Rangen	Executive Vice President and Chief Financial Officer	$385,200
Mark W. DeYoung	Senior Vice President and President ATK Ammunition Group	$292,000
Thomas R. Wilson	Senior Vice President and President ATK Precision Systems Group	$240,000
Donald E. Shaffer	Senior Vice President and Special Assistant to the CEO	$221,375

The bonus payments for Mr. Murphy, Mr. Rangen and Mr. Vlahakis were based on ATK’s achievement of pre-established financial performance goals relating to fully diluted earnings per share (EPS), free cash flow and sales.  Mr. DeYoung’s and Mr. Wilson’s bonus payments were based (1) 50% on ATK’s achievement of performance goals relating to fully diluted EPS and (2) 50% on the achievement of performance goals relating to earnings before interest and taxes (EBIT), free cash flow and sales of each of Mr. DeYoung’s and Mr. Wilson’s respective business groups.  Mr. Shaffer’s bonus payment was based on a combination of ATK’s achievement of performance goals relating to fully diluted EPS, free cash flow and sales and the achievement of performance goals relating to EBIT, free cash flow and sales of the Advanced Propulsion and Space Systems Group.

Performance Awards

On May 3, 2005, the Personnel and Compensation Committee authorized payments of previously granted performance share awards to Mr. Vlahakis and Mr. Rangen based on the achievement of a pre-established EPS goal for ATK for the three-year performance period ended March 31, 2005.  The awards were granted to Mr. Vlahakis and Mr. Rangen under the Amended and Restated Alliant Techsystems Inc. 1990 Equity Incentive Plan (the “1990 Plan”).  ATK achieved the maximum EPS performance goal and paid out 100% of the amount of the performance awards.

Mr. Vlahakis and Mr. Rangen each received a payment equal to 3,000 shares of ATK common stock with a value of $206,550, based on the closing market price of $68.85 per share on May 3, 2005.  Mr. Vlahakis received his payment in the form of ATK common stock.  Mr. Rangen deferred his payment and instead received a credit of phantom stock units under ATK’s nonqualified deferred compensation plan, which units will be converted into and paid in shares of ATK common stock following Mr. Rangen’s termination of employment with ATK or such other date specified by him.

Restricted Stock Award

On May 3, 2005, the Personnel and Compensation Committee granted an award of 2,000 shares of restricted stock to Mr. Wilson under the 1990 Plan.  The award vests on May 3, 2008, the third anniversary of the grant date, and is subject to the other terms of ATK’s Restricted Stock Agreement, the form of which is attached to this report as Exhibit 10.1.

Retirement Arrangement with Donald E. Shaffer

On May 3, 2005, the Personnel and Compensation Committee authorized an arrangement with Mr. Shaffer in connection with his planned retirement from ATK on June 30, 2005.  In addition to his normal retirement benefit, Mr. Shaffer will receive a $100,000 transition allowance along with payment for his moving expenses and selling fees required for his move back to his permanent home location.  In addition, the Committee approved the acceleration of the vesting of all of his unvested stock options, effective as of the date of his retirement.  Mr. Shaffer’s stock options will be subject to the usual exercise period of three years following retirement.  Additional information regarding the unvested stock options that will become exercisable in full on the date of Mr. Shaffer’s retirement is set forth in the table below.

Grant Date	Previous Vesting Date	Previous Expiration Date	Number of Options	Exercise Price Per Share

1/21/2003	1/21/2006	1/21/2013	1,167	$59.12
1/20/2004	1/20/2007	1/20/2011	10,000	$57.43
1/31/2005	1/31/2008	1/31/2012	10,000	$66.58

Item 9.01. Financial Statements and Exhibits

(c)                                  Exhibits.

Exhibit No.	Description
10.1	Form of Restricted Stock Agreement under the Amended and Restated Alliant Techsystems Inc. 1990 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: May 6, 2005	By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Senior Vice President, General Counsel
and Secretary